Exhibit 99.1

Enjoy Technology Announces First Quarter 2022 Financial Results, Secures Interim Financing and Initiates Review of Strategic Alternatives

Advisors Retained to Assist in Strategic Review Process

Interim Financing of $10 Million Secured

PALO ALTO, Calif. – May 16, 2022 – Enjoy Technology, Inc. (“Enjoy” or the “Company”) (NASDAQ: ENJY, ENJYW), a technology-powered service platform reinventing Commerce at Home, today announced the Company’s financial results for the quarter ended March 31, 2022. The Company additionally reported that it had secured interim financing, that its Board of Directors (“the Board”) has initiated a review of strategic alternatives for the Company and that the Company is currently engaged in confidential discussions with potential partners.

First Quarter 2022 Results

•	Q1 2022 revenue of $24.0 million

•	Average mobile store count of 778 in North America and Europe in Q1 2022

•	Q1 2022 mobile store loss of $10.8 million

•	Q1 2022 net loss of $55.2 million and adjusted EBITDA of $(51.5) million

•	Ending cash and cash equivalents balance of $37.3 million as of March 31, 2022

•	Net cash used in operating activities during Q1 2022 was $47.8 million

Strategic Review and Interim Financing Update

The Company announced today that its Board of Directors has initiated a review of strategic alternatives, including a potential sale, merger or other strategic transaction, and of the Company’s financing strategy. As previously disclosed in its Form 10-K for the year ended December 31, 2021, the Company has experienced recurring losses from operations and negative cash flows which require that it engage in additional capital raising activities. As previously discussed on its earnings call for the fourth quarter and full year ended December 31, 2021, the Company has been exploring a variety of capital raising options including partner funding, debt financing and equity solutions. The Company has secured interim financing of $10 million from a related party to help fund its operations as it pursues strategic alternatives. The Company’s estimated cash and cash equivalents, which includes the $10 million of related party financing and $6.1 million of customer prepayments against second quarter sales, was $36.1 million as of May 12, 2022. The Company is in discussions with multiple financing sources to attempt to secure additional interim financing that is needed to fund its operations and other liquidity needs. In the absence of additional sources of liquidity, management anticipates that existing cash resources will not be sufficient to meet operating and liquidity needs beyond early June, 2022. There can be no assurances the Company will obtain additional capital in amounts sufficient to fund operations and other liquidity needs. For further details regarding the Company’s review of strategic alternatives, financing strategy, liquidity needs and the risks related thereto, please refer to Enjoy’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed today at www.sec.gov. For further details regarding the terms of the $10 million interim financing, please refer to Enjoy’s Current Report on Form 8-K filed today at www.sec.gov.

The Company has retained Centerview Partners as its financial advisor to assist with the strategic review and has also engaged global consulting firm AlixPartners to advise on the Company’s finances during this review period. Enjoy is in the early stages of its strategic review and has not set a timetable for completion of the review process. The Company does not intend to disclose or comment on interim developments except to the extent required by law. There can be no assurance that the process will result in any transaction or strategic change at this time.

“We have commenced the strategic evaluation process to ensure we are exploring all potential paths that we hope will maximize the value of the Company for our stakeholders,” said Ron Johnson, CEO of Enjoy. “I’m very proud of our team’s continued hard work serving our customers during this challenging time.”

First Quarter Consolidated Summary of Key Performance Metrics (Unaudited)

(Dollars in thousands except Daily Mobile Stores amounts)	Three Months Ended March 31, 2022	Three Months Ended March 31, 2021	Change
Total Revenue	$24,024	$19,346	24.2%
North America	$20,764	$15,515	33.8%
Europe	$3,260	$3,831	(14.9)%
Daily Mobile Stores	778	579	34.4%
North America	649	427	52.0%
Europe	129	152	(15.1)%
Daily Revenue Per Mobile Store*	$343	$371	(7.5)%
North America	$355	$404	(12.1)%
Europe	$281	$280	0.4%
Mobile Store Profit/(Loss)	$(10,786)	$(4,822)	(123.7)%
Mobile Store Margin	(44.9)%	(24.9)%	(20.0	) pp
Net Income/(Loss)	$(55,245)	$(39,466)	(40.0)%
Adjusted EBITDA	$(51,522)	$(34,076)	(51.2)%

Daily Mobile Store Count Summary (Unaudited)

	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022
Quarterly Average	579	588	592	770	778
North America	427	438	466	650	649
Europe	152	150	126	120	129
Last Month of the Quarter Average	590	595	603	859	798
North America	438	453	477	732	666
Europe	152	142	126	127	132

About Enjoy Technology

Enjoy Technology, Inc. (Nasdaq: ENJY, ENJYW) is a technology-powered platform reinventing “Commerce at Home” to bring the best of the store directly to the customer. Enjoy has formed multi-year commercial relationships with some of the world’s leading consumer brands to bring the products, services and subscriptions their customers love through the door directly in the comfort and convenience of their homes. Co-founded by former Apple executive Ron Johnson, Enjoy has pioneered a new retail experience that can do everything a traditional retail experience offers, but better, through its mobile stores. Enjoy currently operates in the United States, Canada and the United Kingdom. Headquartered in Palo Alto, CA, Enjoy is leading the reinvention of “Commerce at Home.” To learn more about Enjoy, please visit: www.enjoy.com.

Conference Call

As a result of today’s announcement, the Company has decided to not host a conference call in connection with this earnings release.

Key Performance Metrics

Management regularly reviews several metrics, including the following key metrics as noted in the table above, to evaluate our business, measure our performance, identify trends affecting our business, formulate financial projections and make strategic decisions. The reasons we believe these key performance metrics are useful to investors are provided below.

Daily Mobile Stores: Daily Mobile Stores represent the number of Mobile Stores we operate on a given day. This is calculated by dividing the total number of visit-serving Expert shifts in a given reporting period by the number of calendar days in that period. A visit-serving Expert shift is defined as an Expert that is scheduled to serve consumers on a given day. We believe this is the primary measure of scale and growth of our retail footprint.

Daily Revenue Per Mobile Store: Daily Revenue Per Mobile Store is defined as the average daily revenue generated per Daily Mobile Store. This metric is calculated by dividing the revenue generated in a given reporting period by the product of Daily Mobile Stores and the number of days in that given reporting period. We believe growth in Daily Revenue Per Mobile Store is a key driver for increasing the Company’s profitability.

Mobile Store Loss and Mobile Store Margin: Mobile Store Loss is a measure prepared in accordance with GAAP and is defined as revenue less cost of revenue. Mobile Store Margin is Mobile Store Loss as a percentage of revenue. We view this metric as an important measure of business performance as it captures Mobile Store profitability and provides comparability across reporting periods.

Non-GAAP Financial Measures

This release contains information, such as Adjusted EBITDA, which has not been prepared in accordance with United States generally accepted accounting principles (“GAAP”) and should be considered in addition to results prepared in accordance with GAAP and should not be considered as a substitute for or superior to GAAP results. Enjoy’s management believes that Adjusted EBITDA provides relevant and useful information to management and investors to assess its performance to that of prior periods for trend analyses and for budgeting and planning purposes. Adjusted EBITDA is a supplemental measure of Enjoy’s performance that is neither required by nor presented in accordance with GAAP. This measure is limited in its usefulness and should not be considered a substitute for GAAP metrics such as loss from operations, net loss, or any other performance measures derived in accordance with GAAP and may not be comparable to similar measures used by other companies. Adjusted EBITDA is defined as net loss, adjusted for interest expense, provision for income taxes, depreciation and amortization, stock-based compensation, loss on convertible loans, one time transaction-related costs, interest income and other income, net. In addition, Adjusted EBITDA is subject to inherent limitations as it reflects the exercise of judgments by Enjoy’s management about which expense and income are excluded or included in determining this non-GAAP financial measure. In order to compensate for these limitations, Enjoy’s management presents non-GAAP financial measures in connection with GAAP results. For more information regarding the non-GAAP financial measures discussed in this release, please see “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the federal securities laws. These statements include, but are not limited to, statements regarding Enjoy’s plans for, and timing of, the review of strategic alternatives and any additional financing opportunities, including potentially obtaining additional interim financing which Enjoy believes will be needed to fund operations and other liquidity needs by early June 2022, and the potential need to file a voluntary petition for relief under the United States Bankruptcy Code in order to implement a restructuring plan or liquidation. All statements other than statements of historical fact contained in this release, including statements regarding Enjoy’s future operating results and financial position, business strategy and plans, objectives of management for future operations are forward-looking statements. These statements are based on Enjoy’s current expectations, assumptions, estimates and projections. In some cases, you can identify forward-looking statements by terms such as “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” or the negative of these terms or other similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including without limitation, risks that our review of strategic alternatives and plans to improve our liquidity and financial position in response to the substantial doubt about our ability to continue as a going concern will not result in a transaction satisfactory to holders of our common stock or any change at all; risks related to our ability to obtain additional financing or capital in amounts sufficient, or on favorable terms, to fund our operations; risks that any future capital raising activities may be limited and may lead to potential dilution to our stockholders; risk that we will not be able to continue as a going concern and holders of our common stock could suffer a total loss of their investment; risks that our pursuit of the additional capital and strategic alternatives will consume a substantial portion of the time and attention of our management and require additional capital resources and may be disruptive to our business; risks related to Enjoy potentially seeking protection under the United States Bankruptcy Code; our history of net losses and our ability to achieve profitability in the future; risks related to the impact of the COVID 19 pandemic on our business, and other factors described in Enjoy’s Annual Report on Form 10-K for the year ended December 31, 2021 and Enjoy’ other filings with the SEC. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements speak only as of the date they are made. New risks and uncertainties arise over time, and it is not possible for Enjoy to predict those events or how they may affect Enjoy. If a change to the events and circumstances reflected in Enjoy’s forward-looking statements occurs, Enjoy’s business, financial condition and operating results may vary materially from those expressed in Enjoy’s forward-looking statements. Except as required by applicable law, Enjoy does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.

Enjoy Technology, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Amounts in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2022	2021
Revenue	$24,024	$19,346
Operating expenses:
Cost of revenue	34,810	24,168
Operations and technology	27,332	19,233
General and administrative	19,680	12,098

Total operating expenses	81,822	55,499

Loss from operations	(57,798)	(36,153)
Loss on convertible loans	—	(1,865)
Interest expense	(38)	(1,407)
Interest income	2	2
Other income, net	2,623	134

Loss before provision for income taxes	(55,211)	(39,289)
Provision for income taxes	34	177

Net loss	$(55,245)	$(39,466)

Other comprehensive loss, net of tax
Cumulative translation adjustment	(202)	(4)

Total comprehensive loss	$(55,447)	$(39,470)

Net loss per share, basic and diluted	$(0.46)	$(1.81)

Weighted average shares used in computing net loss per share, basic and diluted	119,795,897	21,757,502

Enjoy Technology, Inc.

Condensed Consolidated Balance Sheets

(Amounts in thousands)

(Unaudited)

	March 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$37,277	$85,836
Restricted cash	1,710	1,710
Accounts receivable, net	5,355	9,977
Prepaid expenses and other current assets	3,251	4,159

Total current assets	47,593	101,682
Property and equipment, net	16,372	15,945
Operating lease right-of-use assets	40,144	—
Intangible assets, net	842	867
Other assets	6,660	6,631

Total assets	$111,611	$125,125

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,961	$6,102
Accrued expenses and other current liabilities	16,420	20,110
Operating lease liabilities, current	14,467	—

Total current liabilities	36,848	26,212
Operating lease liabilities, non-current	29,193	—
Derivative warrant liabilities	3,915	6,577

Total liabilities	69,956	32,789

STOCKHOLDERS’ EQUITY
Common stock	12	12
Additional paid-in capital	738,908	734,142
Accumulated other comprehensive income	522	724
Accumulated deficit	(697,787)	(642,542)

Total stockholders’ equity	41,655	92,336

Total liabilities and stockholders’ equity	$111,611	$125,125

Enjoy Technology, Inc.

Condensed Consolidated Statements of Cash Flows

(Amounts in thousands)

(Unaudited)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(55,245)	$(39,466)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,155	916
Stock-based compensation	5,121	878
Loss on asset disposal	13	—
Accretion of debt discount	—	289
Non-cash operating lease expense	4,227	—
Revaluation of warrants	(2,662)	(26)
Foreign currency transaction (gain) loss	38	(79)
Revaluation of convertible debt	—	1,865
Changes in operating assets and liabilities:
Accounts receivable	4,560	(239)
Prepaid expenses and other current assets	743	534
Other assets	(207)	(161)
Operating lease liabilities	(4,300)	—
Accounts payable	(513)	(267)
Accrued expenses and other current liabilities	(690)	488

Net cash used in operating activities	(47,760)	(35,268)

Cash flows from investing activities:
Purchases of property and equipment	(437)	(537)

Net cash used in investing activities	(437)	(537)

Cash flows from financing activities:
Proceeds from convertible loan	—	200
Proceeds from issuance of redeemable convertible preferred stock	—	15,000
Proceeds from issuance of common stock	118	423
Payment of deferred financing costs	—	(695)
Tax-related withholding of common stock	(473)	—

Net cash (used in) provided by financing activities	(355)	14,928

Effect of exchange rate on cash, cash equivalents and restricted cash	(7)	(26)

Net decrease in cash, cash equivalents and restricted cash	(48,559)	(20,903)
Cash, cash equivalents and restricted cash, beginning of period	87,546	63,946

Cash, cash equivalents and restricted cash, end of period	$38,987	$43,043

Supplemental disclosure of cash flow information:
Cash paid for interest	$38	$1,083
Supplemental disclosure of non-cash operating and financing activities:
Property and equipment, net included in accounts payable	$501	$91
Property and equipment, net included in accrued expenses and other current liabilities	$658	$—
Operating lease ROU assets obtained in exchange for lease obligations	$937	$—
Non-cash interest	$—	$325
Gain on extinguishment of convertible loan	$—	$36,782
Deferred transaction costs included in accounts payable	$—	$1,291
Deferred transaction costs included in accrued expenses and other current liabilities	$—	$1,030

Enjoy Technology, Inc.

Reconciliation of GAAP To Non-GAAP Financial Measures

(Amounts in thousands)

(Unaudited)

	Three Months Ended March 31,
	2022	2021
Net loss	$(55,245)	$(39,466)
Add back:
Interest expense	38	1,407
Provision for income taxes	34	177
Depreciation and amortization	1,155	916
Stock-based compensation	5,121	878
Loss on convertible loans	—	1,865
One time transaction-related costs	—	283
Deduct:
Interest income	(2)	(2)
Other income, net	(2,623)	(134)

Adjusted EBITDA	$(51,522)	$(34,076)